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                                                                   Exhibit 10.50

                                STAMPS.COM INC.
                       3420 Ocean Park Blvd., Suite 1040
                        Santa Monica, California 90405


December 20, 2000

Mr. John M. Payne
660 Thalia Street
Laguna Beach, California 92651

Dear John:
     The following confirms our mutual agreement to the terms of your separation from Stamps.com Inc. (the "Company"):

     1. The Company agrees to accept your resignation from the offices of Chairman and Chief Executive Officer at the Company and as an employee of the Company. These resignations shall be effective October 11, 2000. In addition, you agree to resign from the Company's board of directors and from your roles as Chairman and a member of the board of directors of EncrypTix, Inc. Your resignation from the EncrypTix board shall be effective November 6, 2000 and your resignation from the Stamps.com board shall be effective upon execution of this letter by you.

     2. Upon receipt of this letter signed and dated by you, the Company agrees to:
         (a) Pay your monthly salary of $25,000 for a period of nine months from October 11, 2000 until July 11, 2001. Amounts paid under this paragraph shall be less any and all appropriate withholding taxes.
         (b) Continue payment of your Company medical, dental and vision benefits for a period of nine months from October 11, 2000 until July 11, 2001.
         (c) Pay you for any accrued and unused vacation and reimburse you for any unpaid reasonable business expenses incurred by you as of October 11, 2000.
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          (d)  Allow your restricted shares to continue to vest at a rate of
               31,250 shares per month until June 30, 2001; provided, however, the terms of the consulting services agreement attached hereto as Exhibit A shall remain in effect during such time and you shall
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               not have breached any covenant, representation or warranty of this agreement. On June 30, 2001 (or such earlier termination date of your consulting agreement), the Company shall repurchase any unvested shares from you in accordance with the repurchase provisions of that certain agreement between you and the Company dated February 17, 1999 (the "Vesting Agreement"). Due to your resignation as an employee of the Company, you acknowledge that the change in control provisions of the Vesting Agreement are no longer applicable. In connection with and as a condition to this
               Section 2(d), you agree to execute the consulting agreement in the form attached hereto as Exhibit A.
                                           ---------

     3. You acknowledge that by payment of the amounts set forth above, you will receive all money and other benefits due you as a result of your employment with and discontinuation of your executive role with the Company.

     4. You fully release and discharge the Company, all affiliated corporations, past and present officers, directors, employees, agents and representatives, and each of them of and from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to your employment relationship with the Company, your resignation thereof, or arising out of any other matter between you and the Company, and specifically including any claim of age discrimination under the Age Discrimination in Employment Act, as amended, and the California Fair Employment & Housing Act. The Company agrees to release and discharge you from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to your employment relationship with the Company, your resignation thereof, or arising out of any other

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matter between you and the Company. This agreement does not alter the extent to which you are entitled to indemnification pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's insurance policies, Section 2802 of the California Labor Code and any other provision of Delaware or California law.

     5. Each party understands and agrees that the claims released hereby are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which each party has or may have against the other and each party hereby waives any and all rights it may have or may have under Section 1542 of the California Civil Code. Section 1542 provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     6. The Company agrees not to directly or indirectly disparage you in any manner. You agree not to directly or indirectly disparage the Company, its officers or employees in any manner, or directly or indirectly solicit or attempt to solicit is employees or customers. In addition, you agree that you are bound by the terms of a Confidential Information and Inventions Assignment Agreement ("CIIAA"), a copy of which is attached hereto as Exhibit B and which
                                                           ---------
you agree to execute concurrent with the execution of this letter. Nothing contained in this paragraph shall prohibit you from complying with any subpoena, court order, deposition notice, or other legal process.

     7. You acknowledge that you have been advised to consult with an attorney before signing this agreement, and that you have voluntarily and knowingly executed this agreement and voluntarily and knowingly waived the statutory provisions described in Sections 8 and 9 below after having had the opportunity to consult with an attorney.

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     8.   You further acknowledge that you may consider the terms of this agreement for 21 days before signing it, and that you have been so advised. You agree to waive this right.

     9. For a period of seven days following your execution of this agreement, you may revoke the agreement, and the agreement shall not become effective or enforceable until the revocation period has expired. You agree to waive this right.

     10. The Company agrees to repay any balances due under your margin account with Salomon Smith Barney, which balance was $6,523,690.36 on November 30, 2000 and has been paid in full by the Company on such date. As a result, you are currently indebted to the Company for such amount, less any amounts required to be repaid by you under Section 11 of this Agreement. Upon execution of this letter, you will immediately execute a promissory note and security agreement in the forms attached hereto as Exhibits C and D. The promissory note requires,
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among other terms, the repayment of any principal and interest amounts owing by you to the Company on or before June 30, 2001, subject to the acceleration provisions of such note. The security agreement requires a pledge of cash assets and securities, including any shares of the Company's common stock and shares of EncrypTix, Inc. owned by you.

     11. Within 30 days of execution of this letter, you agree to pay to the Company the amount of $25,000 by wire transfer in immediately available funds, which amount represents loan proceeds from your Salomon Smith Barney margin loan which were held by you in a checking, money market, brokerage or securities account on or before October 11, 2000. You represent and warrant that the amount set forth in the preceding sentence, which amount has been verified through the delivery of financial statements and account statements from you to the Company, is the entire amount of loan proceeds held by you as of October 11, 2000. The Company agrees to keep such financial statements and account statements confidential and only Bruce Coleman and Michael Zuercher shall be entitled to receive and view such statements; provided, however, that Messrs. Coleman and Zuercher shall be allowed to summarize your financial position to the Executive Committee or Compensation Committee of the Board, if necessary.

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     12.  With respect to the foregoing, you agree to cooperate fully and execute such documents, including, but not limited to, any security release or stock powers, required to facilitate the transfer of any shares or other security to the Company and to perfect any security interest in favor of the Company in accordance with the terms of the security agreement attached hereto as Exhibit D.
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     13.  With the exception of Exhibit A through D hereto (each of which shall be executed concurrently with this letter), this letter constitutes the entire agreement between you and the Company concerning the terms of your employment severance and the compensation related thereto. No amendments to this agreement will be valid unless written and signed by you and an officer of the Company.

     I believe this letter fully describes our agreement, and if you are in accord, please sign and date below. We wish you the best in your future endeavors.

                                        Sincerely yours,



                                        _______________________________
                                        Kenneth T. McBride
                                        Chief Financial Officer

     I agree to and accept the
     terms of this letter.



     ____________________________           ___________________________
     John M. Payne                           Date

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                                   EXHIBIT A

                             CONSULTING AGREEMENT

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                                   EXHIBIT B

          CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

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                                   EXHIBIT C

                      NOTE SECURED BY SECURITY AGREEMENT

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                                   EXHIBIT D

                              SECURITY AGREEMENT

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